News Release
For more information contact:

Media, please contact:

Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

Analysts/Investors, please contact:

Preston Romm, Iomega Corporation, (858) 314-7188, romm@iomega.com

FOR IMMEDIATE RELEASE

IOMEGA EXPECTS FOURTH QUARTER REVENUE AND NET INCOME TO EXCEED PREVIOUS GUIDANCE
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SCHEDULES EARNINGS RELEASE AND CONFERENCE CALL

SAN DIEGO, January 22, 2008 – Iomega Corporation (NYSE: IOM) today announced that it expects fourth quarter 2007 net revenue to be within a range of $117.0 million to $121.0 million, earnings per share to be within a range of $0.09 to $0.11 per fully diluted share and non-GAAP earnings per share to be within a range of $0.06 to $0.08 per fully diluted share.  This compares to previous Company guidance given December 12, 2007 of net revenue of $92.0 million and non-GAAP earnings per share of $0.04 per fully diluted share.  Further, this compares to existing street estimates of net revenue of $85.9 million and $91.9 million and non-GAAP earnings per share of $0.02 and $0.04 per fully diluted share, respectively.

Non-GAAP Financial Results

The non-GAAP estimates primarily exclude a one-time pre-tax cash benefit of $3.5 million related to a prior license of intellectual property and pre-tax expenses of $1.2 million for external professional fees associated with the recently announced acquisition of ExcelStor Group.  This pre-tax net benefit of approximately $2.3 million represents the difference between expected GAAP and non-GAAP earnings per share of $0.03 per fully diluted share.

Conference Call Information

Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time on February 5, 2008 to discuss Iomega's fourth quarter financial results and management’s goals and business outlook.   The live webcast and replay will be available to interested parties over the Internet at http://www.iomega.com/about/investor/. The webcast will be available for replay through the close of business on February 19, 2008.

About Iomega

Iomega Corporation, headquartered in San Diego, is a worldwide leader in innovative storage and network security solutions for small and mid-sized businesses, consumers and others.  The Company has sold more than 400 million digital storage drives and disks since its inception in 1980.  Today, Iomega’s product portfolio includes industry leading network attached storage products, external hard drives, and its own award-winning removable storage technology, the REV® Backup Drive.  OfficeScreen®, Iomega’s managed security services, which are available in the U.S. and select markets in Europe, provide enterprise quality perimeter security and secure remote network access for SMBs, which help protect small enterprises from data theft and liability.  To learn about all of Iomega’s digital storage products and managed services solutions, please go to the Web at www.iomega.com.  Resellers can visit Iomega at www.iomega.com/ipartner.

Special Note Regarding Forward-Looking Statements

Statements contained in this release regarding the Company’s expectations concerning financial reporting for the fourth quarter of 2007, results for 2007, causes of any changes to our performance, and any other statements that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All such statements are based upon information available to us as of January 22, 2008; and we disclaim any intention or obligation to update any such statements.  The year end audit has not been finalized and internal information gathering is still being finalized; additional factors that could cause our results to differ materially from the preliminary forecast above include the complexities of reporting on our pending strategic transaction (announced December 12, 2007),   computation of reserves,  dependence upon third party suppliers, and other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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Copyright© 2008 Iomega Corporation.  All rights reserved.  Iomega, Zip, REV, and OfficeScreen are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries.  Certain other product names, brand names and company names may be trademarks or designations of their respective owners.